FOR IMMEDIATE RELEASE

December 15, 2011

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, December 15, 2011….UMH Properties, Inc. (NYSE Amex:UMH) announced today that on December 14, 2011, it has closed on the acquisition of City View, a 59-site manufactured home community situated on approximately 22 acres, located in Lewistown, Mifflin County, Pennsylvania, for a purchase price of $750,000.  With this purchase, UMH now owns forty manufactured home communities consisting of approximately 8,919 sites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of this well-situated community.  This community is in close proximity to two of our other communities and will fit in nicely with our existing Pennsylvania portfolio.”

UMH Properties, Inc., a publicly owned REIT, owns and operates forty manufactured home communities with 8,919 total home sites located in New Jersey, New York, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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